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                                                                     EXHIBIT 3.4
                                     BYLAWS

                                       of

                         Argos Support Services Company


                                   ARTICLE I
                                    OFFICES


SECTION 1.       PRINCIPAL EXECUTIVE OFFICE

         The principal executive office of the corporation shall be in the City of Colleyville, County of Tarrent, State of Texas.

         The corporation also may have offices at such other places as the board of directors may from time to time designate or as the business of the corporation may require.


                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS


SECTION 1.       PLACE OF MEETING

         All meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be determined by the board of directors.

SECTION 2.       ANNUAL MEETINGS

         The annual meeting of the shareholders shall be held on the 2nd Monday of October in each year, if not a holiday, at 2:00 o'clock p.m., at which time the shareholders shall elect a board of directors and transact any other proper business. If this date falls on a holiday, then the meeting shall be held on the following business day at the same hour.

SECTION 3.       SPECIAL MEETINGS

         Special meetings of the shareholders may be called by the president, the board of directors, by the holders of at least ten percent of all the shares entitled to vote at the proposed special meeting, or such other person or persons as may be authorized in the Articles of Incorporation in accordance with Section C of Article 2.24 of the Texas Business Corporation Act.
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SECTION 4.       NOTICES OF MEETINGS

         Notices of shareholders' meetings, annual or special, shall be given in writing to shareholders of record entitled to vote at the meeting by or at the direction of the president or secretary of the corporation, or the person calling the meeting.

         Such notices shall be given either personally or by first-class mail, addressed to the shareholder at the address of such shareholder appearing on the stock transfer books of the corporation or given by the shareholder to the corporation for the purpose of notice. Notice shall be given not less than ten nor more than sixty days before the date of the meeting.

         Such notice shall state the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 5.       WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder under the provisions of the Texas Business Corporation Act, the Articles of Incorporation of this corporation, or these Bylaws, a waiver of notice in writing signed by a shareholder entitled to such notice, whether before or after the meeting, shall be equivalent to the giving of such notice. All such written waivers of notice shall be filed with the corporate records or made part of the minutes of the meeting.

SECTION 6.       SPECIAL NOTICE REQUIREMENTS

         Shareholder approval at a meeting, with respect to the following proposals, shall be valid only if the purpose of the meeting was stated in the notice of the meeting:

         a. Approval of a contract or other transaction between the corporation and one or more of its directors or between the corporation and any corporation, firm, or association in which one or more of the directors has a material financial interest;

         b. Amendment of the Articles of Incorporation after any shares have been issued pursuant to Article 4.02 of the Texas Business Corporation Act;

         c. Approval of a plan of merger or exchange pursuant to Article 5.03 of the Texas Business Corporation Act;

         d. Election to voluntarily wind up and dissolve the corporation pursuant to Article 6.03 of the Texas Business Corporation Act;





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         e. Election to revoke voluntary dissolution proceedings pursuant to
Article 6.05 of the Texas Business Corporation Act;

         f. Reduction of stated capital pursuant to Article 4.12 of the Texas Business Corporation Act;

         g. Restatement of the Articles of Incorporation, if an amendment is contained therein, pursuant to Articles 4.07 and 4.02 of the Texas Business Corporation Act;

         h. Disposition of all or substantially all of the assets of the corporation outside the usual and regular course of its business pursuant to
Article 5.10 of the Texas Business Corporation Act.

SECTION 7.       ACTION WITHOUT MEETING

         Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote on the action. Such consent shall have the same force and effect as a unanimous vote of shareholders.

         Further, the articles of incorporation may provide that any action required by the Texas Business Corporation Act to the taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action are delivered to the corporation's registered office, its principal place of business, or to the secretary of the corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder.

SECTION 8.       QUORUM

         The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.





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SECTION 9.       VOTING

         Only shareholders whose names appear on the stock transfer books of the corporation as of the closing date of the stock transfer books or the record date set by the board of directors pursuant to Article VIII, Section 3 of these Bylaws shall be entitled to vote at a meeting of shareholders.

         If the board of directors has not closed the stock transfer books or set a record date for purposes of determining the shareholders entitled notice of or to vote at any meeting of shareholders, then the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders.

         Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders except as otherwise provided by the Texas Business Corporation Act, the Articles of Incorporation, or other provisions of these Bylaws.

         Except in the case of an election of directors or as may otherwise be required by law, the Articles of Incorporation or these Bylaws, if a quorum is present, the vote of the holders of a majority of the shares entitled to vote and represented at a meeting shall be the act of the shareholders. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         At each election of directors, every shareholder entitled to vote at such election shall have the right to cumulate his or her votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his or her votes shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his or her votes. All shareholders may cumulate their votes if any shareholder provides such written notice.

SECTION 10.      PROXIES

         Any shareholder may vote either in person or by proxy executed in writing by the shareholder and filed with the secretary of the corporation. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section.

         Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy, executed by such person or his duly authorized agent, with the secretary of the corporation.





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         A proxy shall not be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of:

         1. a pledgee;

         2. a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares;

         3. a creditor of the corporation who extended it credit under terms requiring the appointment;

         4. an employee of the corporation whose employment contract requires the appointment; or

         5. a party to a voting agreement created under Section B, Article 2.30 of the Texas Business Corporation Act.


                                  ARTICLE III
                                   DIRECTORS

SECTION 1.       POWERS

         Subject to any limitations in the Articles of Incorporation and to the provisions of the Texas Business Corporation Act, the powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors of the corporation.

SECTION 2.       NUMBER

         The authorized number of directors shall be three (3) until changed by amendment to this article of these Bylaws.

SECTION 3.       ELECTION AND TENURE OF OFFICE

         The directors shall be elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors have been elected and qualified.





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SECTION 4.       VACANCIES

         A vacancy on the board of directors shall exist in the case of death, resignation, or removal of any director or in case the authorized number of directors is increased or in case the shareholders fail to elect the full authorized number of directors at any annual or special meeting of the shareholders at which any director is elected.

         Vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board or by election at an annual or special meeting of shareholders called for that purpose. However, if a directorship is to be filled by the board by reason of an increase in the number of directors, then the board may fill this directorship position for a term continuing only until the next election of one or more directors by the shareholders and, provided further, that the board may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

         A vacancy created by an increase in the authorized number of directors hall be filled by election at an annual or special meeting of shareholders called for that purpose. Any director may resign effective upon giving written notice to the chairperson of the board of directors, the president, the secretary or to the board of directors of the corporation unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a later time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term in office.

SECTION 5.       REMOVAL

         Any or all of the directors may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose by the vote of the holders of a majority of the shares entitled to vote at an election of directors. Any such removal, however, shall be subject to the provisions of
Article 2.32 of the Texas Business Corporation Act, including the provision that if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect this person if then cumulatively voted at an election of the entire board of directors.

SECTION 6.       PLACE OF MEETINGS

         Meetings of the board of directors shall be held at any place, within or without the State of Texas, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation or as may be designated from time to time by resolution of the board of directors.





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SECTION 7.       CALL, NOTICE AND HOLDING OF MEETINGS

         Special meetings of the board of directors may be called by the chairperson of the board or the president or the vice-president or the secretary or any two directors.

         Regular annual meetings of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. Special meetings of the board of directors shall be held upon four days' notice by mail, or forty-eight hours' notice delivered personally or by telephone or telegraph. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 8.       QUORUM AND BOARD ACTION

         A quorum for all meetings of the board of directors shall be two (2) of the authorized number of directors, unless a greater number is required by law, the Articles of Incorporation or provisions of these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the Articles of Incorporation or provisions of these Bylaws.

SECTION 9.       WAIVER OF NOTICE

         Whenever any notice is required to be given to any director under the provisions of the Texas Business Corporation Act, the Articles of Incorporation of this corporation, or these Bylaws, a waiver of notice in writing signed by a director entitled to such notice, whether before or after the meeting, shall be equivalent to the giving of such notice. All such written waivers of notice shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 10.      ACTION WITHOUT MEETING

         Any action required or permitted to be taken at a meeting of the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall set forth the action so taken and shall be signed by all the directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

SECTION 11.      COMPENSATION

         No salary shall be paid directors, as such, for their services but, by resolution, the board of directors may allow a reasonable fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attendance at meetings.





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                                   ARTICLE IV
                                    OFFICERS


SECTION 1.       OFFICERS

         The officers of the corporation shall be a president and a secretary. The corporation also may have such other officers with such titles and duties as shall be determined by the board of directors. Any number of offices may be held by the same person.

         All officers of the corporation shall be chosen by the board. Each officer shall hold office until his or her death, resignation, or removal or
until a successor shall be chosen and qualified.   A vacancy in any office
because of death, resignation, or removal or other cause shall be filled by the board.

SECTION 2.       ELECTION

         All officers of the corporation shall be chosen by the board. Each officer shall hold office until his or her death, resignation, or removal or until a successor shall be chosen and qualified. A vacancy in any office because of death, resignation, or removal or other cause shall be filled by the board.

SECTION 3.       REMOVAL AND RESIGNATION

         An officer may be removed at any time by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contact rights.

         An officer may resign at any time upon written notice to the corporation given to the board, the president, or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any other time specified therein. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4.       COMPENSATION

         The salaries of the officers shall be fixed, from time to time, by the board of directors.





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SECTION 5.       PRESIDENT

         The president shall be the chief executive officer of the corporation and shall, subject to the direction and control of the board of directors, have general supervision, direction, and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and directors and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may from time to time be prescribed by the board of directors or these Bylaws.

SECTION 6.       VICE-PRESIDENT

         In the absence or disability of the president, the vice-presidents, if any, in order of their rank as fixed by the board of directors (or if not ranked, the vice-president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. Each vice-president shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or these Bylaws.

SECTION 7.       SECRETARY

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special (and, if special, how authorized), the notice thereof given or the waivers of notice, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, or at the office of the corporation's transfer agent, a share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall certify and keep, or cause to be kept, at the principal executive office of the corporation, the original and a copy of the Bylaws as amended or otherwise altered to date.

         The secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these Bylaws.

         The secretary shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list also shall be produced and kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the whole time of the meeting.





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         The secretary shall have charge of the seal of the corporation and have such other powers and perform such other duties as may from time to time be prescribed by the board or these Bylaws.

         If the board of directors does not elect a treasurer, the secretary shall assume the duties imposed by Section 8 of this Article and by any other provision of these Bylaws upon the Treasurer of the corporation. In the absence or disability of the secretary, the assistant secretaries, if any, in order of their rank as fixed by the board of directors (or if not ranked, the assistant secretary designated by the board of directors), shall have all the powers of, and be subject to all the restrictions upon, the secretary. The assistant secretaries, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or these Bylaws.

SECTION 8.       TREASURER

         The treasurer shall deep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation.

         The treasurer shall deposit monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation in payment of the just demands against it as may be ordered by the board or directors; shall render to the president and directors, whenever they request it, an account of all his or her transactions as treasurer and of the financial condition of the corporation; and shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the Bylaws.

         In the absence or disability of the treasurer, the assistant treasurers, if any, in order of their rank as fixed by the board of directors (or if not ranked, the assistant treasurer designated by the board of directors), shall perform all the duties of the treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer. The assistant treasurers, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or these Bylaws.





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                                   ARTICLE V
                              EXECUTIVE COMMITTEES

SECTION 1.

         By resolution adopted by a majority of the full board of directors, the board may designate from among its members an executive committee and one or more other committees to serve at the pleasure of the board, each of which shall be comprised of one or more directors. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

         a. Amending the Articles of Incorporation;

         b. Approving a plan of merger or consolidation;

         c. Recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business;

         d. Recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof;

         e. Amending, altering or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation;

         f. Filling vacancies on the board of directors or any such committee;

         g. Filling any directorship to be filled by reason of an increase in the number of directors;

         h. Electing or removing officers or members of any such committee;

         i. Fixing the compensation of any member of such committee;

         j. Altering or repealing any resolution of the board which by its term is not so alterable or repealable;

         k. Declaring a dividend or other distribution or authorizing the issuance of shares of the corporation, unless a board resolution, the Articles of Incorporation, or the Bylaws expressly delegate such authority;

         l. Approving any action that also requires shareholders' approval or approval of the outstanding shares;

         m. Appointing other committees of the board or the members thereof;

         n. Proposing a reduction of the stated capital of the corporation in the manner permitted by Article 4.12 of the Texas Business Corporation Act.





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         The designation of any such committee and the delegation of authority to the committee shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

                                   ARTICLE VI
                         CORPORATE RECORDS AND REPORTS

SECTION 1.       INSPECTION BY SHAREHOLDERS

         The accounting books and records of account, the minutes of proceedings of the shareholders and the board and committees of the board, and the record of shareholders of the corporation shall be open to inspection upon the written demand of the corporation by any shareholder at any reasonable time for any proper purpose. Such inspection by a shareholder may be made in person or by agent, accounting, or attorney, and the right of inspection includes the right to copy and make extracts.

         Shareholders also shall have the right to inspect the original or copy of these Bylaws, as amended to date and kept at the corporation's principal executive office, at all reasonable times for any purpose.

SECTION 2.       INSPECTION BY DIRECTORS

         Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation, domestic or foreign, of which such person is a director. Such inspection by a director may be made in person or by agent, accountant, or attorney, and the right of inspection includes the right to copy and make extracts.

SECTION 3.       RIGHT TO INSPECT WRITTEN RECORDS

         If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

SECTION 4.       ANNUAL FINANCIAL STATEMENTS

         Upon the written request of any holder of record of shares of the corporation, the corporation shall mail to such holder its annual statement for its last fiscal year showing in reasonable detail its assets and liabilities and the results of its operations and the most recent interim statements, if any, which have been filed in a public record or otherwise published. The corporation shall be allowed a reasonable time to prepare such annual statements.





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SECTION 5.       CONTRACTS, ETC.

         The board of directors, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the board of directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.


                                  ARTICLE VII
               INDEMNIFICATION, INSURANCE AND OTHER ARRANGEMENTS

SECTION 1.       INDEMNIFICATION

         The corporation shall indemnify its present or former directors and officers, employees, agents and other persons to the fullest extent permissible by, and in accordance with the procedures contained in, Article 2.02-1 of the Texas Business Corporation Act.

         Pursuant to Section Q of Article 2.02-1 of the Texas Business Corporation Act, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, or person identified in Section P of Article 2.02-1 of the Texas Business Corporation Act and who is not a director of the corporation to such further extent, consistent with law, as may be provided in the Articles of Incorporation, these Bylaws, general or specific action of the board of directors, or contract, or as may be permitted by common law.

SECTION 2.       INSURANCE AND OTHER ARRANGEMENTS

         Pursuant to Section R of Article 2.02-1 of the Texas Business Corporation Act, the corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person, whether or not the corporation would have the power to indemnify him or her against that liability under Article 2.02-1 of the Texas Business Corporation Act.

         In accordance with said Section R of Article 2.02-1, if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation.





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                                  ARTICLE VIII
                                     SHARES

SECTION 1.       CERTIFICATES

         The corporation shall issue certificates for its shares when fully paid. Certificates of stock shall be issued in numerical order and state that the corporation is organized under the laws of Texas; the name of the person to whom issued; the number, class of shares, and the designation of the series, if any, represented thereby; and the par value of each share represented thereby or that the shares are without par value. They also shall contain any statement or summary required by an applicable provision of the Texas Business Corporation Act or applicable securities laws.

         Every certificate for shares shall be signed in the name of the corporation by the president or a vice-president, and either the treasurer or the secretary or an assistant secretary.

SECTION 2.       TRANSFER OF SHARES

         Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the secretary of the corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction upon its share register, subject to any applicable restrictions on transfer.

SECTION 3.       CLOSING OF TRANSFER BOOKS AND RECORD DATE

         For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the board may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days. If the stock transfer bonds are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the board may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not, in any case, be more than sixty days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.





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


                                   ARTICLE IX
                              AMENDMENT OF BYLAWS

SECTION 1.       BY DIRECTORS

         The board of directors may amend or repeal the Bylaws, or adopt new Bylaws, unless:

         1. The Articles of Incorporation or the Texas Business Corporation Act reserves the power exclusively to the shareholders in whole or part; or

         2. The shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the board of directors may not amend that bylaw.

SECTION 2.       BY SHAREHOLDERS

         Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Bylaws, the shareholders may amend, repeal, or adopt by Bylaws even though the Bylaws may also be amended, repealed, or adopted by the board of directors.


                                 CERTIFICATION

         This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation named in the title thereto and that such Bylaws were duly adopted by the board of directors of said corporation on the date set forth below.

Dated:    3 March 1993


                                                --------------------------------
                                                Secretary

(seal)





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